Tonner-One World Holdings, Inc @TonnerOWInc · Now

$TONR

SPECIAL ANNOUNCEMENT.

After meeting with my team and advisors, I have decided that, even with the recent dilution period, Tonner-One World Holdings, Inc. will NOT pursue any type of reverse split.

An 8K will be issued on this immediately.

Corinda J. Melton
CEO

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